EXHIBIT 24

                       PROVIDENT BANKSHARES CORPORATION

                            Power of Attorney

     Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Provident Bankshares Corporation, a Maryland corporation (the "Corporation"), hereby appoints
Robert L. Davis and/or James R. Wallis, and each of them with full power of substitution and resubstitution and with full power in each to act without the others, as his or her attorney-in-fact and agent for the following purposes:
          1. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Corporation, a Registration Statement on SEC Form S-3, and any amendments and post-effective amendments thereto (such Registration Statement, together with all exhibits and documents therein and all such amendments and post-effective amendments and/or supplements thereto, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of 598,117 shares of the Corporation's common stock, par value of $1.00 per share (the "Common Stock"), to be offered and sold pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan, as amended and restated (the "Plan");
          2. To file or cause to be filed the Registration Statement with the Securities and Exchange Commission;

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          3.     To take all such other action as any such attorney-
in-fact, or his substitute, may deem necessary or desirable in order to effect and maintain the registration of the Common Stock under the Act; and
          4. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Corporation, all such documents and instruments as any such attorney-in-fact, or his substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Common Stock and/or the Plan under the securities laws of any state or other jurisdiction.
     This Power of Attorney shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

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
     Name                         Title                    Date
PRINCIPAL EXECUTIVE               Chairman of the
OFFICER                           Board,  Chief
                                  Executive Officer
/S/ CARL W. STEARN                and Director               September 22, 1995
Carl W.  Stearn


PRINCIPAL FINANCIAL
OFFICER

/S/ JAMES R. WALLIS               Executive Vice             September 22, 1995
James R. Wallis                    President


PRINCIPAL ACCOUNTING
OFFICER

/S/ R. WAYNE HALL                 Treasurer                  September 22, 1995
R.  Wayne Hall

DIRECTORS:

/S/ ROBERT B. BARNHILL, JR.       Director                   September 22, 1995
Robert B. Barnhill, Jr.


/S/ MELVIN A. BILAL               Director                   September 22, 1995
Melvin A. Bilal


/S/ CALVIN W. BURNETT             Director                   September 22, 1995
Calvin W. Burnett


/S/ CHARLES W. COLE, JR.          Director                   September 22, 1995
Charles W. Cole, Jr.

/S/ M. JENKINS CROMWELL, JR.      Director                   September 22, 1995
M. Jenkins Cromwell, Jr.


/S/ PIERCE B. DUNN                Director                   September 22, 1995
Pierce B. Dunn


/S/ CLIVIE C. HALEY, JR.          Director                   September 22, 1995
Clivie C. Haley, Jr.


/S/ MARK K. JOSEPH               Director                    September 22, 1995
Mark K. Joseph


/S/ NORMAN J. LOUDEN             Director                   September 22, 1995
Norman J. Louden


/S/ PETER M. MARTIN              Director                   September 22, 1995
Peter M. Martin


/S/ RONALD L. MASON, SR.         Director                   September 22, 1995
Ronald L. Mason, Sr.


/S/ SR. ROSEMARIE NASSIF         Director                   September 22, 1995
Sister Rosemarie Nassif


/S/ C. WILLIAM PACY              Director                  September 22, 1995
C. William Pacy


/S/ FRANCIS G. RIGGS             Director                  September 22, 1995
Francis G. Riggs


/S/ SHEILA K. RIGGS              Director                  September 22, 1995
Sheila K. Riggs

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
/S/ THOMAS J.S. WAXTER, JR.      Director                  September 22, 1995
Thomas J.S. Waxter, Jr.